                                                                    EXHIBIT 99.1

                   [NOBLE DRILLING CORPORATION NEWS RELEASE]

        NOBLE DRILLING REPORTS FOURTH QUARTER AND FULL YEAR 2000 RESULTS

         SUGAR LAND, Texas, February 1, 2001 -- Noble Drilling Corporation's reported net income increased 143 percent for the fourth quarter of 2000 to $51.9 million, or $0.38 per diluted share, on operating revenues of $241.2 million, compared to net income, excluding the effects of non-recurring items, of $21.4 million, or $0.16 per diluted share, on operating revenues of $173.5 million for the fourth quarter of 1999. The quarterly results for 1999 included a restructuring charge of $7.5 million ($4.9 net of tax) related to early retirement packages offered to a number of employees and the relocation of the Company's Gulf Coast Marine division office in Lafayette, Louisiana to the centralized office in Sugar Land. Net income for the year ended December 31, 2000 increased 65 percent to $165.6 million, or $1.22 per diluted share, on operating revenues of $882.6 million, compared to net income, excluding the effects of extraordinary and non-recurring items, of $100.2 million, or $0.76 per diluted share, on operating revenues of $705.9 million for the year ended December 31, 1999. Results for the year ended December 31, 1999 included an extraordinary charge of $10.8 million, net of taxes of $5.9 million, related to the Company's purchase and retirement of $125 million principal amount of its 9 1/8% Senior Notes due 2006 and the restructuring charge taken in the fourth quarter of 1999.

         James C. Day, Chairman and Chief Executive Officer, said, "Our excellent results for the year are a function of aggressively positioning the Company to respond to the strengthening market through prudent acquisitions and our proprietary upgrade programs."

         The Company repurchased 914,000 shares of its common stock at a total cost of $30,986,000 during the fourth quarter of 2000. At December 31, 2000, the Company's consolidated balance sheet reflected $1.577 billion in shareholders' equity, $177.1 million in cash and cash equivalents, and $699.6 million in total debt.

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 3,000 feet and greater) accounted for approximately 46 percent and 45 percent of the Company's total offshore contract drilling services revenues for the fourth quarter of 2000 and 1999, respectively. Five of the Company's six deepwater semisubmersibles activated since December 1998 are operating under long term contracts in the Gulf of Mexico and one is operating offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 48 percent and 62 percent of the Company's total offshore contract drilling services revenues for the fourth quarter of 2000 and 1999, respectively, as utilization and dayrates in the Gulf of Mexico increased significantly during 2000. Utilization on the Company's domestic jackup and submersible rigs increased to 100 percent in the fourth quarter of 2000, up from 71 percent in the fourth quarter of 1999. The average dayrate on these rigs increased to $41,300 in the fourth quarter of 2000, up from $22,200 in the same quarter of the prior year.

         Day said, "Barring a significant downturn in the worldwide economy, prospects for the sector are very encouraging. As announced previously, we are finalizing our engineering on two of our idle semisubmersibles, the Noble Dave Beard and Noble Clyde Boudreaux, for deepwater applications up to a water depth of 10,000 feet. Obviously these conversions will not occur without a commitment from a client. The conversions would take approximately 20 months and would be much more cost effective than new builds."

         Noble Drilling Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet of 49 offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of nine semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 34 independent leg, cantilever jackup rigs includes 21 units that operate in water depths of 300 feet and greater, four of which operate in 360 feet and greater, and 11 units that operate in water depths of 250 feet. In addition, the Company's fleet includes three submersible units. Eleven of the Company's units are capable of operating in harsh environments. Over 60 percent of the fleet is currently deployed in international markets, principally including the North Sea, Africa, Brazil, the Middle East and Mexico. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's common stock is traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

          Additional information on Noble Drilling Corporation is available via the world wide web at http://www.noblecorp.com.

                                       ###

NOBLE DRILLING CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)



                                                   Quarter Ended December 31,
                                                   --------------------------
                                                      2000            1999
                                                   ----------      ----------
Operating Revenues                                 $  241,179      $  173,487
Operating Costs and Expenses                         (160,074)       (145,644)
                                                   ----------      ----------
Operating Income                                       81,105          27,843
Other Income (Expense), Net                           (11,028)         (9,824)
                                                   ----------      ----------
Income Before Income Taxes                             70,077          18,019
Income Tax Provision                                  (18,220)         (1,511)
                                                   ----------      ----------
Net Income (1)                                     $   51,857      $   16,508
                                                   ==========      ==========

Earnings Per Share:
     Basic (1)                                     $     0.39      $     0.13
     Diluted (1)                                   $     0.38      $     0.12

Weighted Average Common Shares Outstanding:
     Basic                                            133,925         131,798
     Diluted                                          135,655         133,216


----------

(1) The amount for the quarter ended December 31, 1999 included a non-recurring charge of $4.9 million, or $0.04 per basic and diluted share.

NOBLE DRILLING CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)



                                                               Year Ended December 31,
                                                             --------------------------
                                                                2000            1999
                                                             ----------      ----------
Operating Revenues                                           $  882,600      $  705,903
Operating Costs and Expenses                                   (613,976)       (555,942)
                                                             ----------      ----------
Operating Income                                                268,624         149,961
Other Income (Expense), Net                                     (42,317)        (24,475)
                                                             ----------      ----------
Income Before Income Taxes and Extraordinary Charge             226,307         125,486
Income Tax Provision                                            (60,753)        (30,184)
                                                             ----------      ----------
Income Before Extraordinary Charge                              165,554          95,302
Extraordinary Charge, Net of Tax (1)                                 --         (10,833)
                                                             ----------      ----------
Net Income (2)                                               $  165,554      $   84,469
                                                             ==========      ==========

Earnings Per Share:
 Basic:
  Income Before Extraordinary Charge                         $     1.24      $     0.72
  Extraordinary Charge (1)                                           --           (0.08)
                                                             ----------      ----------
  Net Income (2)                                             $     1.24      $     0.64
                                                             ==========      ==========

 Diluted:
  Income Before Extraordinary Charge                         $     1.22      $     0.72
  Extraordinary Charge (1)                                           --           (0.08)
                                                             ----------      ----------
  Net Income (2)                                             $     1.22      $     0.64
                                                             ==========      ==========

Weighted Average Common Shares Outstanding:
  Basic                                                         133,439         131,493
  Diluted                                                       135,461         132,597

----------
(1) The amount for 1999 relates to the Company's purchase and retirement of $125 million principal amount of its 9 1/8% Senior Notes due 2006.

(2) The amount for the year ended December 31, 1999 included a non-recurring charge of $4.9 million, or $0.04 per basic and diluted share.

NDC-244
2/1/01

For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Drilling Corporation, 281-276-6100

                                  [NOBLE LOGO]


                           NOBLE DRILLING CORPORATION
                         QUARTER ENDED DECEMBER 31, 2000

                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA

                           NOBLE DRILLING CORPORATION
                 QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS
         QUARTER ENDED DECEMBER 31, 2000 AND CERTAIN PRECEDING QUARTERS
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                                QUARTER ENDED
                                                ---------------------------------------------------------------------------
                                                 12/31/00     09/30/00     06/30/00     03/31/00     12/31/99     09/30/99
                                                ----------   ----------   ----------   ----------   ----------   ----------
OPERATING REVENUES:
    Contract drilling services                  $  211,442   $  190,450   $  190,416   $  163,078   $  147,715   $  146,597
    Labor contract drilling services                 6,837        7,052        7,628        7,963        6,986        7,916
    Turnkey drilling services                       19,302       19,363       30,343       13,039       18,053       21,095
    Engineering, consulting and other                3,598        9,013        2,337          739          733        1,217
                                                ----------   ----------   ----------   ----------   ----------   ----------
                                                   241,179      225,878      230,724      184,819      173,487      176,825
                                                ----------   ----------   ----------   ----------   ----------   ----------

OPERATING COSTS AND EXPENSES: (1)
    Contract drilling services                      97,048       90,424       95,930       83,193       82,261       79,950
    Labor contract drilling services                 5,752        5,549        6,358        5,726        5,993        6,820
    Turnkey drilling services                       20,814       18,954       23,778       16,006       15,541       19,743
    Engineering, consulting and other                1,796        5,949        1,847          282          240          414
    Depreciation and amortization                   28,308       28,250       27,865       26,364       24,988       24,119
    Selling, general and administrative              6,356        5,456        5,594        6,377        9,142        4,579
    Restructuring charge (2)                            --           --           --           --        7,479           --
                                                ----------   ----------   ----------   ----------   ----------   ----------
                                                   160,074      154,582      161,372      137,948      145,644      135,625
                                                ----------   ----------   ----------   ----------   ----------   ----------

OPERATING INCOME                                    81,105       71,296       69,352       46,871       27,843       41,200

OTHER INCOME (EXPENSE):
    Interest expense                               (13,405)     (13,913)     (13,761)     (15,371)     (14,343)     (14,502)
    Interest capitalized                                --           --           --        1,872        3,734        4,218
    Other, net                                       2,377        3,175        4,660        2,049          785        3,096
                                                ----------   ----------   ----------   ----------   ----------   ----------

INCOME BEFORE INCOME TAXES                          70,077       60,558       60,251       35,421       18,019       34,012

INCOME TAX PROVISION (3)                           (18,220)     (15,745)     (16,870)      (9,918)      (1,511)      (8,842)
                                                ----------   ----------   ----------   ----------   ----------   ----------

NET INCOME                                      $   51,857   $   44,813   $   43,381   $   25,503   $   16,508   $   25,170
                                                ==========   ==========   ==========   ==========   ==========   ==========


EARNINGS PER SHARE-DILUTED                      $     0.38   $     0.33   $     0.32   $     0.19   $     0.12   $     0.19
                                                ==========   ==========   ==========   ==========   ==========   ==========

WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED        135,655      135,919      135,616      134,622      133,216      132,961
                                                ==========   ==========   ==========   ==========   ==========   ==========


----------
Notes to Statements of Operations Follow on Next Page

                           NOBLE DRILLING CORPORATION
                 QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS
         QUARTER ENDED DECEMBER 31, 2000 AND CERTAIN PRECEDING QUARTERS


NOTES:

(1) Certain reclassifications have been made to the prior quarter consolidated statements of operations to conform to the classifications used in the quarterly period ended December 31, 2000. These reclassifications have no impact on operating income.

(2) For the quarter ended December 31, 1999, the amount relates to a non-recurring restructuring charge for early retirement packages and relocation of the Gulf Coast Marine division office in Lafayette to the centralized office in Sugar Land, which was completed during the second quarter of 2000.

(3) For the quarter ended December 31, 1999, the amount includes a non-recurring tax benefit of $2.6 million.

                           NOBLE DRILLING CORPORATION
                   QUARTERLY CONSOLIDATED BALANCE SHEET DATA
        QUARTER ENDED DECEMBER 31, 2000 AND CERTAIN PRECEDING QUARTERS
                                    ($000s)
                                  (UNAUDITED)


                                                                                       AS OF
                                                  ----------------------------------------------------------------------------
                                                    12/31/00     09/30/00     06/30/00     03/31/00     12/31/99      9/30/99
                                                   ----------   ----------   ----------   ----------   ----------   ----------
Total cash and marketable debt securities          $  177,124   $  202,583   $  130,532   $   61,624   $  136,837   $  153,408

Total current assets                                  379,307      420,863      330,703      269,830      290,625      329,227

Property and equipment (net)                        2,095,129    2,054,887    2,073,086    2,084,868    2,049,769    2,009,212

Total assets                                        2,596,589    2,619,605    2,560,538    2,500,098    2,432,324    2,433,449

Total current liabilities                             204,922      229,875      222,463      218,757      233,336      249,167

Short-term debt and current installments of
    long-term debt                                     49,351       60,631       61,226       59,009       59,460       59,905

Total debt                                            699,642      747,626      761,812      774,976      790,353      807,521

Total liabilities                                   1,019,368    1,065,652    1,062,816    1,055,280    1,034,282    1,068,907

Shareholders' equity                                1,577,221    1,553,953    1,497,722    1,444,818    1,398,042    1,364,542


----------

                           NOBLE DRILLING CORPORATION
                     CONSOLIDATED OPERATIONAL FINANCIAL DATA
       ($000s EXCEPT UTILIZATION AMOUNTS, OPERATING DAYS, AVERAGE DAYRATE,
                       MARKETABLE RIGS AND TURNKEY WELLS)


                                                                               UNAUDITED
                          -------------------------------------------------------------------------------------------------------
                                   4TH QUARTER 2000                    4TH QUARTER 1999                  YTD DECEMBER 2000
                          ---------------------------------  ---------------------------------  ---------------------------------
                          Domestic  International   Triton   Domestic  International   Triton   Domestic  International   Triton
                          --------  -------------  --------  --------  -------------  --------  --------  -------------  --------
REVENUES
--------

OFFSHORE
     Drilling             $110,386  $     101,056  $     --  $ 56,207  $      91,508  $     --  $382,814  $     372,572  $     --
     Labor                      --          6,837        --        --          6,986        --        --         29,480        --

TURNKEY DRILLING                --             --    19,302        --             --    18,053        --             --    82,047

ENGINEERING, CONSULTING
 AND OTHER                     579          2,661       358       332            401        --     2,061          6,601     7,025


DIRECT EXPENSES
---------------

OFFSHORE
     Drilling             $ 37,860  $      59,188  $     --  $ 24,207  $      58,054  $     --  $135,575  $     231,020  $     --
     Labor                      --          5,752        --        --          5,993        --        --         23,385        --

TURNKEY DRILLING                --             --    20,814        --             --    15,541        --             --    79,552

ENGINEERING, CONSULTING
 AND OTHER                     462            957       377       126            114        --     1,448          1,978     6,448


STATISTICS
----------

OFFSHORE DRILLING
     Utilization                99%            90%       --        77%            65%       --        91%            81%       --
     Operating Days          1,557          2,242        --     1,028          1,716        --     5,705          8,133        --
     Average Dayrate      $ 70,897  $      45,074  $     --  $ 54,676  $      53,326  $     --  $ 67,101  $      45,810  $     --
     Marketable Rigs -
       period end               18             29        --        13             29        --        18             29        --


TURNKEY WELLS COMPLETED         --             --         5        --             --         7        --             --        20
TURNKEY WELLS IN-PROGRESS       --             --        --        --             --         3        --             --        --

                           NOBLE DRILLING CORPORATION
                                AND SUBSIDIARIES
                              MONTHLY FLEET STATUS
                             AS OF FEBRUARY 1, 2001


                                                            YEAR
                                                            BUILT/        WATER
                                  RIG DESIGN                REBUILT       DEPTH             LOCATION             OPERATOR
                                  ----------                -------       -----             --------             --------
JACKUP RIGS
-----------
        DOMESTIC (10)
Noble Eddie Paul            MLT Class 84-E.R.C. (T)         1976/1995     390'-IC     South Timbalier 295-A  Apache

Noble Leonard Jones         MLT Class 53-E.R.C. (T)         1972/1998     390'-IC     Grand Isle 33          Apache

Noble Bill Jennings         MLT Class 84-E.R.C. (T)         1975/1997     390'-IC     South Timbalier 265    Magnum Hunter

Noble Johnnie Hoffman       BakMar BMC 300 IC (T)           1976/1993     300'-IC     West Cameron 170       Nexen

Noble Sam Noble             Levingston Class 111-C (T)        1982        300'-IC     West Cameron 206       Forest Oil

Noble John Sandifer         Levingston Class 111-C (T)      1975/1995     300'-IC     West Cameron 60        BHP

Noble Tom Jobe              MLT Class 82-SD-C (T) (Z)         1982        250'-IC     Mobile 1005            Spirit 76

Noble Earl Frederickson     MLT Class 82-SD-C (T)             1979        250'-IC     West Cameron 48        Halliburton/Chevron

Noble Carl Norberg          MLT Class 82-C (T)              1976/1996     250'-IC     South Marsh 8          Chevron

Noble Charles Copeland      MLT Class 82-SD-C (T)           1979/1995     250'-IC     Pascagoula             F&G Shipyard

       INTERNATIONAL (24)
Noble Gene Rosser           Levingston Class 111-C (T)      1977/1996     300'-IC     Bay of Campeche        Pemex

Noble Lewis Dugger          Levingston Class 111-C (T)      1977/1997     300'-IC     Bay of Campeche        Pemex

Noble Dick Favor            BakMar BMC 150 IC               1982/1993     150'-IC     Brazil                 Petrobras

Noble Tommy Craighead       F&G L-780 MOD II-IC (T)         1982/1990     300'-IC     Nigeria                Addax

Noble Percy Johns           F&G L-780 MOD II-IC (T)         1981/1995     300'-IC     Nigeria                ExxonMobil

Noble Roy Butler            F&G L-780 MOD II-IC (T)           1982        300'-IC     Nigeria                Chevron

Noble Ed Noble              MLT Class 82-SD-C (T)           1984/1990     250'-IC     Nigeria                Stacked

Noble Lloyd Noble           MLT Class 82-SD-C (T)           1983/1990     250'-IC     Nigeria                Shell

Noble Don Walker            BakMar BMC 150 IC (T)             1982        150'-IC     Nigeria                Texaco

Noble Jimmy Puckett         F&G L-780 MOD II-IC               1982        300'-IC     India                  ONGC

Noble Ed Holt               Levingston Class 111-C (T)      1981/1994     300'-IC     India                  ONGC

Noble Kenneth Delaney       F&G L-780 MOD II-IC (T)         1983/1998     300'-IC     Qatar                  Stacked

Noble George McLeod         F&G L-780 MOD II-IC (T)         1981/1995     300'-IC     Qatar                  Stacked

Noble Gus Androes           Levingston Class 111-C (T)      1982/1996     300'-IC     Qatar                  Maersk

Noble Chuck Syring          MLT Class 82-C (T)              1976/1996     250'-IC     India                  Under Tow



                              CONTRACT       DAYRATE
                             EXPIRATION       ($000)                     COMMENTS
                             ----------      -------                     --------
JACKUP RIGS
-----------
        DOMESTIC (10)
Noble Eddie Paul                 12/01         60-61     Rate renews every 90 days, next renewal 2/28/01.

Noble Leonard Jones              12/01         60-61     Rate renews every 90 days, next renewal 4/5/01.

Noble Bill Jennings              2/01          60-63     Two well extension from 2/15 @ $63-65.

Noble Johnnie Hoffman            7/01          48-50     Plus option at mutually agreed rates.

Noble Sam Noble                  3/01          42-44     Then 90 day extension @ $46-47.

Noble John Sandifer              2/01          43-45     Next to Apache for one year, initial rate $46-48, rate renews every 90 days.

Noble Tom Jobe                   4/01          46-48     Rate review every 90 days.

Noble Earl Frederickson          2/01          45-47     Rate review every 90 days.

Noble Carl Norberg               3/01          44-46     Plus additional 30 day well at mutually agreed rates.

Noble Charles Copeland                                   Quarters refurbishment,  addition of 3rd mud pump, available mid-March.

       INTERNATIONAL (24)
Noble Gene Rosser                2/01          38-40     Contract expires 2/15/01.

Noble Lewis Dugger               2/01          48-50     Contract expires 2/2/01, will mobilize to GOM. Demob paid by Pemex.

Noble Dick Favor                                         In Brazil, underging Petrobras acceptance. On rate +/- 2/8/01, one year @ $38-40.

Noble Tommy Craighead            4/01          48-49     Extended through March

Noble Percy Johns                3/01          54-56     Rate increase 1/15/01. Bid to ExxonMobil for one year.

Noble Roy Butler                 2/01          40-42     Plus option at mutually agreed rates.

Noble Ed Noble                                           Bid to ExxonMobil.

Noble Lloyd Noble                2/01          36-38     1 to 2 wells prior to arrival of Don Walker.

Noble Don Walker                 5/01          45-47     Next to Shell.

Noble Jimmy Puckett              4/01          17-19     Anticipate 20-30 days downtime at end of contract. Will bid to
                                                         ONGC for 2 year contract.

Noble Ed Holt                    11/02         33-35

Noble Kenneth Delaney                                    Bidding in region in the mid-$40's.

Noble George McLeod                                      Bidding in region in the mid-$40's.

Noble Gus Androes                4/01          24-26     3 wells.

Noble Chuck Syring               1/01          40-42     ETA in Qatar 2/1/01. Anticipate 30 days downtime prior to next contract.

                           NOBLE DRILLING CORPORATION
                                AND SUBSIDIARIES
                              MONTHLY FLEET STATUS
                             AS OF FEBRUARY 1, 2001


                                                                  YEAR
                                                                  BUILT/       WATER
                                  RIG DESIGN                     REBUILT       DEPTH             LOCATION             OPERATOR
                                  ----------                     -------       -----             --------             --------
Noble Crosco Panon               Levingston Class 111-S (T)      1976/2001     300'-IS     Sharjah                Lamprell Shipyard

Noble Al White                   CFEM T-2005 C (T)               1982/1997     360'-IC     Netherlands            Elf Petroland

Noble Byron Welliver             CFEM T-2005 C (T)                 1982        300'-IC     Denmark                Maersk

Noble Kolskaya                   Gusto Engineering (T)             1985        330'-IC     Denmark                Danop-Am. Hess

Noble George Sauvageau           NAM (T)                           1981        300'-IC     Netherlands            Wintershall

Noble Ronald Hoope               MSC/CJ46 (T)                      1982        225'-IC     Netherlands            Elf Petroland

Noble Piet van Ede               MSC/CJ46 (T)                      1982        205'-IC     Netherlands            Transcanada

Noble Lynda Bossler              MSC/CJ46 (T)                      1982        205'-IC     Netherlands            Clyde

Noble Julie Robertson            Baker Marine Europe Class (T)     1981        180'-IC     Netherlands            Shipyard

DRILLSHIPS (3)
--------------

Noble Leo Segerius               Gusto Engineering Pelican (T)     1981       5,000'-DP    Brazil                 Petrobras

Noble Roger Eason                Neddrill (T)                      1977       6,000'-DP    Brazil                 Petrobras

Noble Muravlenko                 Gusto Engineering Ice Class (T) 1982/1997    4,000'-DP    Brazil                 Petrobras

SEMISUBMERSIBLE RIGS (9)
------------------------

Noble Paul Romano                Noble EVA 4000(TM)              1981/1998     6,000'      Garden Banks 602       Shell

Noble Paul Wolff                 Noble EVA 4000(TM)              1981/1998     8,900'      Brazil                 Petrobras

Noble Jim Thompson               Noble EVA 4000(TM)              1984/1999     6,000'      Garden Banks 297       Shell

Noble Amos Runner                Noble EVA 4000(TM)              1982/1999     6,600'      Green Canyon 338       Murphy Oil

Noble Max Smith                  Noble EVA 4000(TM)              1980/1999     6,000'      East Breaks 558        Anadarko

Noble Ton van Langeveld          Offshore SCP III Mark 2 (T)     1979/1986     1,500'      U.K.                   Stacked

Noble Homer Ferrington           F&G 9500 Enhanced Pacesetter    1985/1999     6,000'      East Breaks 421        Samedan Oil

Noble Clyde Boudreaux            F&G 9500 Enhanced Pacesetter    1987/1999     6,000'      MS - F&G shipyard      Shipyard

Noble Dave Beard                 F&G 9500 Enhanced Pacesetter      1986        6,000'      Dalian, China          Shipyard

SUBMERSIBLE RIGS (3)
--------------------

Noble Fri Rodli                  Transworld                      1979/1998      70'-C      Ship Shoal 59          Murphy Oil

Noble Joe Alford                 Pace 85                           1982         85'-C      Eugene Island 7        Ocean Energy

Noble Lester Pettus              Pace 85                           1982         85'-C      South Timbalier 72     Forest Oil



                                  CONTRACT       DAYRATE
                                 EXPIRATION       ($000)                     COMMENTS
                                 ----------      -------                     --------
Noble Crosco Panon                                           In shipyard for conversion to cantilever. Next to Elf in 5/01 in the low $40's for 8 months.

Noble Al White                       2/01          33-35     From Feb., 1 well @ $34-36, 1 well @ $39-41, 1 well @ $51-52,
                                                             1 well @ $72-74. Each well +/- 70 days each.

Noble Byron Welliver                 8/01          43-45     Then $63-65 from 9/1/2001 to 8/31/2002.

Noble Kolskaya                       4/01          50-52

Noble George Sauvageau               4/01          46-48     One well farmout from NAM.

Noble Ronald Hoope                   3/01          71-73     Rate firm through 3/12/01. Then 1 well @ $60-62, 1 well @ $66-68.

Noble Piet van Ede                   12/01         54-56

Noble Lynda Bossler                  6/01          57-59     6 month extension from July @ $68-70.

Noble Julie Robertson                                        Off drydock 2/22/01. Bidding in North Sea and West Africa.

DRILLSHIPS (3)
--------------

Noble Leo Segerius                   10/01         61-63

Noble Roger Eason                    3/03          74-76     Anticipated in drydock 3/15/01 for 5 year survey. Expected downtime
                                                             45-60 days, 1st 15 days on dayrate.

Noble Muravlenko                     3/02                    Entered drydock 12/30/00 for 5 year survey. Anticipated return to work
                                                             2/15/01. 1st 15 days on dayrate.

SEMISUBMERSIBLE RIGS (9)
------------------------

Noble Paul Romano                    12/03        134-136

Noble Paul Wolff                     5/05         138-140

Noble Jim Thompson                   7/02         158-160

Noble Amos Runner                    8/04         145-147

Noble Max Smith                      1/05         154-156    Anadarko for one well.

Noble Ton van Langeveld                                      Contract with Marathon 2 x 36 day wells commencing 5/01, 1st well
                                                             $55-57, 2nd well $61-63.

Noble Homer Ferrington               1/05          80-82     One more well with Samedan, next to Mariner in 4,000' water.

Noble Clyde Boudreaux                                        Engineering complete. Final conversion subject to firm
                                                             contract.

Noble Dave Beard                                             Completing engineering.

SUBMERSIBLE RIGS (3)
--------------------

Noble Fri Rodli                      3/01          33-35

Noble Joe Alford                     3/01          33-35     One well extension.

Noble Lester Pettus                  6/01          34-36     Six month extension.


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